UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 6, 2014

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On August 6, 2014, the Compensation and Nominating Committee (the "Compensation Committee") of the Board of Directors of Celadon Group, Inc., a Delaware corporation, (the "Company"), in recognition of the Company's financial and operating results and the contribution of certain executive officers to such results, granted cash bonuses to certain executive officers.

In addition to bonuses awarded to certain executive officers pursuant to the fiscal 2014 cash bonus program adopted by the Compensation Committee, the Compensation Committee also granted additional discretionary cash bonuses as follows:

Name and Position	Additional Discretionary Bonus Amount

Paul Will President and Chief Executive Officer	$43,875

Jonathan Russell President of Asset Light Business Units	$22,613

William E. Meek Executive Vice President, Chief Financial Officer, and Treasurer	$15,863

Kenneth Core, Vice President and Secretary of the Company, did not participate in the fiscal 2014 cash bonus program, but was awarded a discretionary cash bonus of $35,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: August 12, 2014	By:	/s/ William E. Meek
William E. Meek Executive Vice President, Chief Financial Officer, and Treasurer